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          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated October 3, 1996 [Except for Note 5 as to which the date is November 1, 1996], accompanying the financial statements of Sun Hill Industries, Inc. and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.


                                        /s/ Moore Stephens, P.C.
                                        -------------------------------
                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants

New York, New York
November 11, 1996